Exhibit 10.2
AMENDMENT NO. 1. TO CONSULTING AGREEMENT

This Amendment No. 1 to Consulting Agreement ("Amendment") is between Respect Your Universe, Inc., a Nevada Corporation (hereinafter referred to as the "Company") and Exit 21 Global Solutions LLC, dba Exit 21 Apparel Solutions, an Oregon limited liability company (hereinafter referred to as the "Consultant") (collectively, the "Parties").

RECITALS

A.	The Parties entered into a Consulting Agreement dated February 1, 2010 (the "Agreement").

B.	The Parties desire to extend the Term of the Agreement, and to expand the scope of the Consulting Services thereunder.

C.	All capitalized terms used herein and not specifically defined will have the meanings ascribed to such terms in the Agreement.

D.	The parties desire to amend the Agreement as set forth herein.

AGREEMENT

1.	Amendments. The Agreement is amended as follows:

(a)	Section 2 of the Agreement is amended to read in its entirety as follows:

"2. TERM OF AGREEMENT. This Agreement shall he in full force and effect commencing up n the date hereof (the "Effective Date"). This term of this .Agreement (the "Term") will commence on the Effective Date, and will run through May 31, 2011 (three seasons). This Agreement may be renewed for a succeeding term of six months (one additional season) upon mutual written agreement of the Parties. Either party hereto shall have the right to terminate this Agreement without notice in the event of the bankruptcy, insolvency, or assignment for the benefit of creditors of the other party. Consultant shall have the right to terminate this Agreement if Company fails to comply with the terms of this Agreement, including without limitation the Company's responsibilities for Compensation as set forth in this Agreement and Exhibit B, and such failure continues unremedied for a period of 10 days after written notice to the Company by Consultant. The Company shall have the right to terminate this Agreement upon delivery to Consultant of notice setting forth with specificity facts comprising a material breach of this Agreement by Consultant. Consultant shall have 15 days to remedy such breach"

(b)	Exhibit A of the Agreement is amended to read in its entirety as set forth in Exhibit A hereto.

(c)	Exhibit B of the Agreement is amended to read in its entirety as set forth .in Exhibit B hereto.

(d)	Section 8 of the Agreement is amended to read in its entirety as follows:

"8. INDEMNIFICATION. The Consultant shall indemnify and hold the Company harmless from any and all liabilities and obligations arising from Consultant's conduct and activities in connection with the Consulting Services. The Company shall indemnify and hold Consultant harmless from any and all liabilities and obligations arising from conduct and activities of or on behalf of the Company, including (i) any allegation of infringement or violation of any third-party intellectual property rights; (ii) any product liability claim in connection with any products designed hereunder; and (iii) any claims under state, federal or local laws or regulations in connection with the offer or sale of the Company's securities.

1 – AMENDMENT NO. 1 TO CONSULTING AGREEMENT

The indemnity obligations of the Parties under this paragraph 8 shall be binding upon and inure to benefit of any successors, assigns, heirs, and personal representatives of the Company, the Consultant, and any other such persons or entities mentioned hereinabove."

2.	Other Provisions. The provisions of the Agreement that are not amended or deleted by this Amendment remain unchanged and in full force and effect.

3.
Signatures.  This Amendment may be signed in counterparts. A fax transmission of a signature page will be considered an original signature page. At the request of a party, the other par y will confirm a fax-transmitted signature page by delivering an original signature page tote requesting party.

Dated effective: May 3rd, 2010

Respect Your Universe, Inc.

/s/ Kristian Andresen
By:	Kristian Andresen
Its:	Director

Exit 21 Global Solutions, LLC dba
Exit 21 Apparel Solutions

/s/ Erick Siffert
By:	Erick Siffert
Its:	Member

2 - AMENDMENT NO. 1 TO CONSULTING AGREEMENT

EXHIBIT A
DESCRIPTION OF CONSULTING SERVICES

I. INITIAL CONSULTING SERVICES (Effective Date through July 31, 2010)

Consultant shall perform the following services pursuant to the terms of this Agreement:

(1)	General Consulting Services for the design, development, merchandising, sourcing and production of a 20-style clothing line, including but not limited to:

(a)	competitive market analysis, merchandising, and line planning;

(b)	product and component design, including color and fabric selection;

(c)	raw material selection and purchasing for prototypes, including the delivery of garment prototypes;

(d)	fit and approval of garment and accessory prototypes; and

(e)	production: responsible for delivery management and quality control of all apparel and accessories.

The above services will be further defined and delineated by the Parties from time to time as necessary. Consultant will not be responsible for any inventory (raw material or finished product) warehousing, sales, sales forecasting and planning.

II. ADDITIONAL CONSULTING SERVICES (June 1, 2010 through end of Term)

Consultant shall perform the following services pursuant to the terms of this Agreement:

(1)
General Consulting Services for the design, development, merchandising, sourcing and production of 2 clothing lines (a 40-style clothing line for Fall 201, 1, and a 20-style clothing line for Spring 2012), including but not limited to:

(a)	competitive market analysis, merchandising, and line planning;

(b)	product and component design, including color and fabric selection;

(c)	raw material selection and purchasing for prototypes, including the delivery of garment prototypes;

(d)	fit and approval of garment and accessory prototypes; and

(e)	production: responsible for delivery management and quality control of all apparel and accessories.

The above services will be further defined and delineated by the Parties from time to time as necessary. Consultant will not be responsible for any inventory (raw material or finished product) warehousing, sale, sales forecasting and planning, except as set forth in Section 3 below- Sourcing and Quality Control Services.

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(2)	Management Consulting Services as set forth below:

(a)	Oversee general day-to-day business operations of the Company under the authority, direction and control of the Company's Board of Directors;

(b)	Establish and maintain an operating budget consistent with the Company's business plan;

(c)	Assist in recruitment and hiring of management personnel and other employees; and

(d)	Assume any and all internal leadership roles at the request of the Company's board of directors consistent with Consultant's position as ark independent contractor.

(e)
Limitations. Neither Consultant nor any individual providing services to the Company on behalf of Consultant is an officer, director, employee, promoter or affiliate of the Company. Consultant will not participate in the Company's offer or sale of securities. The Company may not use Consultant's name, logo, or other identifying features in any marketing or promotional materials or disclosure documents without the prior written consent of Consultant.

(3)	Sourcing and Quality Control Services as set forth below:

Consultant to provide Sourcing and Quality Control pursuant to the terms of Consultant's standard Sourcing Agreement (which will be reasonably acceptable to the Company) under which the Company will pay Consultant 5% of the f.o.b. cost of all of the Company's products shipped under the Sourcing Agreement. Such payments will be due within 30 days of invoice, and a late fee of 2% will be assessed on any payment not made within 15 days of when due.

4 - AMENDMENT NO. 1 TO CONSULTING AGREEMENT

EXHIBIT B
TERMS OF COMPENSATION

The Consultant’s compensation hereunder shall be as follows:

I.    INITIAL CONSULTING SERVICES

1.      FEES. The fee for the Initial Consulting Services by Consultant shall be $304,860 payable as follows: (1) a signing payment of $10,000 (which has been paid before the execution of this Amendment; (2) $100,000 (which has been paid before the execution of this Amendment); (3) $68,287 (which has been paid before the execution of this Amendment); (4) $68,287 (which has, been paid before the execution of this Amendment) and (5) $68,286 on July 31, 2010.

For additional styles/silhouettes above the 20 specified in Exhibit A., the Company shall pay the Consultant an additional $5,350 for each style, except for t-shirt graphics, for which the Company shall pay Consultant an additional $1,500. Payment terms for such additional payments will be agreed upon at the time the Company and Consultant agree upon the undertaking of additional styles/silhouettes.

II.   ADDITIONAL CONSULTING SERVICES

1.      FEES. The fee for the Additional Consulting Services by consultant shall be $780,000. The fees are payable monthly ($65,000 per month) due on June 1, 2010 and on the first day or each subsequent month through May 1, 2011. A late fee of 2% will be assessed on any payment not made within 15 days of hen due.

For additional styles/silhouettes above the 40 for Fall 201l and 20 for Spring 2012 specified in Exhibit A, the Company shall pay the Consultant an additional $5,000 for each style, except for t-shirt graphics, for which the Company shall pay Consultant an additional $1,000. Payment terms for such additional payments will be agreed upon at the time the Company and Consultant agree upon the undertaking of additional styles/silhouettes.

III.    GENERAL COMPENSATION AND REIMBURSEMENT (applicable to both Initial Consulting Services and Additional Consulting Services)

1.      EQUITY. Compensation. In addition to the Fees, the Company shall issue and deliver to Consultant a total of 1,500,000 shares of the Company's common stock: (the "Shares"). The Shares shall be issued in the name of Consultant and delivered to Consultant at such times during the Term and in such amounts as Consultant determines to he beneficial for tax purposes. The Shares will not initially be registered under the Securities Act of 1933, as amended, and may bear a restrictive legend regarding the trading or re-selling of the Shares. The Company will grant registration rights to the Consultant with respect to the Shares consistent with any registration rights granted in connection with any additional issuances of the Company's securities during the Term.

2.      EXPENSES. Consultant shall be reimbursed for all out-of pocket expenses upon submission of receipts or accounting to the Company, including, but. not limited to, all travel expenses, research material and charges, computer charges, long-distance telephone charges, facsimile costs, copy charges, messenger services, mail expenses and such other Company related charges as may occur exclusively in relation to the Company's business as substantiated by documentation. Any expenditure above $100 will require oral or written pre-approval of the Company.

5 - AMENDMENT NO. 1 TO CONSULTING AGREEMENT

Respect Your Universe, Inc.

/s/ Kristian Andresen
By:	Kristian Andresen
Its:	Director

Exit 21 Global Solutions, LLC dba
Exit 21 Apparel Solutions

/s/ Erick Siffert
By:	Erick Siffert
Its:	Member

6 – AMENDMENT NO. 1 TO CONSULTING AGREEMENT